EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the purchase of shares on the Nasdaq National Market System.

Date	Type	Price	Shares
1/8/2008	Purchase	$6.98	500
1/8/2008	Purchase	6.99	100
1/8/2008	Purchase	7.00	1500
1/8/2008	Purchase	7.02	1500
1/9/2008	Purchase	6.75	500
1/9/2008	Purchase	6.79	3000
1/9/2008	Purchase	6.95	500
1/10/2008	Purchase	6.78	1000
1/10/2008	Purchase	6.80	600
1/11/2008	Purchase	6.47	100
1/11/2008	Purchase	6.50	400
1/11/2008	Purchase	6.68	1000
1/11/2008	Purchase	6.70	500
1/11/2008	Purchase	6.72	100
1/11/2008	Purchase	6.75	1800
1/14/2008	Purchase	6.35	200
1/14/2008	Purchase	6.39	400
1/14/2008	Purchase	6.40	5400
1/15/2008	Purchase	6.63	100
1/15/2008	Purchase	6.635	200
1/15/2008	Purchase	6.65	1700
1/15/2008	Purchase	6.5999	500
1/15/2008	Purchase	6.60	300
1/15/2008	Purchase	6.55	500
1/17/2008	Purchase	6.55	500
1/18/2008	Purchase	6.50	1200
1/22/2008	Purchase	6.45	700
1/22/2008	Purchase	6.46	100
1/22/2008	Purchase	6.47	200
1/22/2008	Purchase	6.55	500
1/23/2008	Purchase	6.15	580
1/23/2008	Purchase	6.17	920
1/23/2008	Purchase	6.30	1000
1/24/2008	Purchase	6.05	400
1/24/2008	Purchase	6.06	500
1/24/2008	Purchase	6.10	300
1/24/2008	Purchase	6.13	1000
1/24/2008	Purchase	6.15	1500
1/24/2008	Purchase	6.25	1700

Date	Type	Price	Shares
1/25/2008	Purchase	$6.08	200
1/25/2008	Purchase	6.11	1000
1/25/2008	Purchase	6.12	100
1/25/2008	Purchase	6.14	300
1/28/2008	Purchase	6.25	500
1/28/2008	Purchase	6.30	1500
1/28/2008	Purchase	6.44	200
1/29/2008	Purchase	6.40	300
1/29/2008	Purchase	6.46	100
1/29/2008	Purchase	6.65	100
1/29/2008	Purchase	6.75	2000
1/30/2008	Purchase	6.62	93753
1/30/2008	Purchase	6.70	200